3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BioLife Solutions Reports First Quarter 2024 Financial Results

Cell Processing revenue increased 10% sequentially to $16.2 million

GAAP gross margin of 38% and net loss of $10.2 million

Non-GAAP adjusted gross margin expands from 40% to 53% and adjusted EBITDA of $3.6 million or 13% ex-GCI freezers

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (May 9, 2024) – BioLife Solutions, Inc. (Nasdaq: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of bioproduction products and services for the cell and gene therapy (“CGT”) and the broader biopharma markets, today announced financial results for the three months ended March 31, 2024 and affirmed its revenue guidance for 2024.

“We are off to a solid start to 2024, delivering another quarter of sequential core cell processing revenue platform growth while advancing our strategic realignment to concentrate on our most valuable franchises. In April, we executed a key objective with the divestiture of the Global Cooling, Inc. (“GCI”) freezer business, immediately transforming our financial profile. In the first quarter pro forma excluding GCI, adjusted gross margin would have increased from 40% to 53% and adjusted EBITDA would have improved from negative $1.2 million to positive $3.6 million, when compared to results inclusive of GCI” said Roderick de Greef, Chairman and CEO. "While there is still work to do, including finalizing the sale process of our remaining freezer asset, Custom Biogenic Systems (“CBS”), we believe that the Company is already in a much healthier position seeing the operating leverage of our high-margin consumable offering as it becomes the main contributor to total sales.”

“In the first quarter, our core cell processing platform posted a 10% sequential increase in revenue, affirming our belief that the industry-wide recovery that began at the end of last year is progressing forward,” de Greef continued. “With our biopreservation media supporting over 70% of the relevant industry-sponsored CGT trials in the U.S, and a constructive regulatory environment for CGT, marked by increased product approvals and geographic expansions, there are continued indications our revenue growth momentum will be sustainable.”

First Quarter 2024 Business Highlights

•Processed 22 new U.S. FDA Master File cross references for our biopreservation media, bringing the cumulative total processed to 716.

•Based on two additional regulatory approvals in the first quarter, our biopreservation media is embedded in 15 unique commercial CGTs as of March 31, 2024, with an expectation that 11 additional product approvals, geographic expansions, or new indications will occur in the next 12 months.

•On April 17, 2024 we completed the sale of GCI, a previously wholly owned subsidiary. As previously disclosed, a condition to the closing of the sale required GCI to have $7.0 million in cash on its balance sheet, of which, $4.9 million was funded by the Company, and the Company was required to repay approximately $2.6 million of outstanding GCI indebtedness and assume certain other liabilities of GCI.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
First Quarter 2024 Financial Performance

BioLife Solutions is presenting various financial metrics under U.S. generally accepted accounting principles (GAAP) and as adjusted (non-GAAP). In addition, BioLife Solutions is presenting adjusted (non-GAAP) metrics on a consolidated basis and also presenting its non-GAAP financial metrics excluding the financial results of GCI from its consolidated results. Reconciliations of GAAP to non-GAAP metrics appear at the end of this news release.

SUMMARY OF KEY FINANCIAL RESULTS

Key operating results presented on the basis of GAAP, as adjusted (non-GAAP), and as adjusted excluding GCI (non-GAAP), are summarized as follows:

(In thousands)	March 31,
CONSOLIDATED GAAP	2024
Total revenue	$31,727
Gross Margin	38%
Adjusted Gross Margin (Non-GAAP)	40%
Net Loss	$(10,221)
Adjusted EBITDA (Non-GAAP)	$(1,190)
Adjusted EBITDA as a % of Revenue (Non-GAAP)	(4)%

EXCLUDING GCI (NON-GAAP)
Total revenue	$26,779
Gross Margin	51%
Adjusted Gross Margin	53%
Net Loss	$(4,453)
Adjusted EBITDA	$3,583
Adjusted EBITDA as a % of Revenue	13%

REVENUE

•Total revenue for the first quarter of 2024 was $31.7 million, a decrease of $6.0 million, or 16%, from $37.7 million for the first quarter of 2023 and down $1.0 million, or 3%, sequentially from the fourth quarter of 2023.

◦Cell Processing platform revenue was $16.2 million, a decrease of $2.8 million, or 15%, from the same period in 2023 and up $1.4 million, or 10%, sequentially from the fourth quarter of 2023.

◦Biostorage Services platform revenue was $7.1 million, an increase of $1.4 million, or 25%, from the same period in 2023 and up $0.5 million, or 7%, sequentially from the fourth quarter of 2023.

◦Freezers and Thaw Systems platform revenue was $8.4 million, a decrease of $4.6 million, or 35%, from the same period in 2023 and down $2.9 million, or 26%, sequentially from the fourth quarter of 2023. Of the $8.4 million in Freezer and Thaw platform revenue, $0.3 million was from our ThawSTAR product line.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

GROSS MARGIN

•Gross margin (GAAP) for the first quarter of 2024 was 38% compared with 35% for the first quarter of 2023. Adjusted gross margin (non-GAAP) for the first quarter of 2024 was 40% compared with 37% for the first quarter of 2023.

OPERATING LOSS

•Operating loss (GAAP) for the first quarter of 2024 was $10.1 million compared with $13.6 million for the first quarter of 2023. Adjusted operating loss (non-GAAP) for the first quarter of 2024 was $9.1 million compared with $10.6 million for the first quarter of 2023.

NET LOSS

•Net loss (GAAP) for the first quarter of 2024 was $10.2 million compared with $13.7 million for the first quarter of 2023. Adjusted net loss (non-GAAP) for the first quarter of 2024 was $9.0 million compared with $10.6 million for the first quarter of 2023.

LOSS PER SHARE

•Loss per share (GAAP) for the first quarter of 2024 was $0.22 compared with $0.32 for the first quarter of 2023.

ADJUSTED EBITDA

•Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2024 was negative $1.2 million compared with negative $1.1 million for the first quarter of 2023.

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

•Cash, cash equivalents, and marketable securities as of March 31, 2024, were $46.1 million.

(As a result of showing amounts in millions, rounding difference may exist in the percentages above.)

2024 Revenue Guidance

BioLife Solutions is affirming its 2024 revenue guidance of $95.5 million to $100.0 million. This is based on expectations for BioLife's Cell Processing and Biostorage Services platforms, which now include results from its ThawSTAR product line and do not include revenue from the freezer product line (GCI and CBS).

•Cell Processing platform: $66.0 million to $68.5 million, an increase of 0% to 4% compared with 2023. Compared with annualizing the second half of 2023 revenue run rate, the growth would be 17% to 22%

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
•Biostorage Services platform: $29.5 million to $31.5 million, an increase of 5% to 12% compared with 2023. This platform now includes the ThawSTAR automated thawing product line. Without ThawSTAR, the growth rate would be 10% to 16%.

Management expects full year positive adjusted EBITDA and adjusted EBITDA growth in 2024.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

Conference Call & Webcast

Management will discuss the Company's financial results, provide a general business update and answer questions during a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at https://www.biolifesolutions.com/earnings. In addition, the conference call will be accessible by dialing toll-free 877-346-6112 or 848-280-6350 for international callers. A webcast replay will be available approximately two hours after the call ends and will be archived on https://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell processing tools and services for the cell and gene therapy (CGT) and broader biopharma markets. Our expertise facilitates the commercialization of new therapies by supplying solutions that maintain the health and function of biologic materials during the collection, development, storage and distribution. For more information, please visit www.biolifesolutions.com, and follow BioLife on LinkedIn and X.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included on a consolidated basis in this release: adjusted gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. In addition to the non-GAAP measures included within this release on a consolidated basis, we also included non-GAAP measures excluding the operations of Global Cooling. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance. We use these financial measures internally to evaluate our operating performance and for planning and forecasting of future periods. We also believe it is in the best interests of investors to provide this non-GAAP information.

While we believe these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Media & Investor Relations

At the Company

Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com

Investors

LHA Investor Relations
Jody Cain
(310) 691-7100
jcain@lhai.com

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
(In thousands, except per share and share data)	2024	2023

Product revenue	$24,803	$31,593
Service revenue	5,088	4,471
Rental revenue	1,836	1,639
Total product, rental, and service revenue	31,727	37,703
Costs and operating expenses:
Cost of product, rental, and service revenue (exclusive of Intangible asset amortization)	$19,166	$23,664
General and administrative	12,934	14,842
Sales and marketing	5,070	6,471
Research and development	3,534	4,152
Intangible asset amortization	914	1,459
Acquisition costs	237	—
Change in fair value of contingent consideration	—	720
Total operating expenses	41,855	51,308
Operating loss	(10,128)	(13,605)

Other income (expense):
Interest expense, net	(207)	(411)
Other income	245	394
Total other income (expense), net	38	(17)

Loss before income tax expense	(10,090)	(13,622)
Income tax expense	(131)	(92)
Net loss	$(10,221)	$(13,714)

Net loss attributable to common shareholders:
Basic and Diluted	$(10,221)	$(13,714)
Net loss per share attributable to common shareholders:
Basic and Diluted	$(0.22)	$(0.32)
Weighted average shares used to compute loss per share attributable to common shareholders:
Basic and Diluted	45,432,426	43,027,612

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2024	2023
Net loss	$(10,221)	$(13,714)
Other comprehensive (loss) income	(221)	145
Comprehensive loss	$(10,442)	$(13,569)

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

		(Unaudited)
	March 31,	December 31,
(In thousands)	2024	2023
Cash, cash equivalents, and marketable securities	$46,126	$52,274
Working capital	73,042	78,426
Current assets	111,700	120,604
Current liabilities	38,658	42,178
Total assets	401,602	412,714

Long-term obligations	29,539	32,873
Accumulated deficit(1)	(325,138)	(314,917)
Total shareholders' equity	333,405	337,663
(1) During the three months ended March 31, 2024, we determined that an immaterial error existed in our previously issued consolidated financial statements related to stock compensation expense on unvested shares of market-based awards of certain employees upon their termination. Our Accumulated deficit was impacted by the error by $1.6 million and will be corrected within our Quarterly Report on Form 10-Q filed for the three months ended March 31, 2024.

BIOLIFE SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2024	2023
Net cash used in operating activities	$(4,475)	$(2,712)
Net cash provided by (used in) investing activities	(221)	2,926
Net cash used in financing activities	(952)	(562)
Effects of currency translation	(65)	11
Net decrease in cash, cash equivalents, and restricted cash	$(5,713)	$(337)

BIOLIFE SOLUTIONS, INC.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP ADJUSTED GROSS MARGIN
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2024	2023
Total revenues	$31,727	$37,703
Cost of revenues	(19,166)	(23,664)
COGS intangible asset amortization	(582)	(733)
GROSS PROFIT	$11,979	$13,306
GROSS MARGIN	38%	35%

ADJUSTMENTS TO GROSS PROFIT:
Gain on disposal of assets	(24)	—
Intangible asset amortization	582	733
ADJUSTED GROSS PROFIT	$12,537	$14,039
ADJUSTED GROSS MARGIN	40%	37%

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2024	2023
OPERATING EXPENSES	$41,855	$51,308

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of product, rental, and service revenues	(19,166)	(23,664)
Acquisition and divestiture costs(1)	(237)	(833)
Intangible asset amortization	(914)	(1,459)
Gain (loss) on disposal of assets	75	(9)
Change in fair value of contingent consideration	—	(720)
ADJUSTED OPERATING EXPENSES	$21,613	$24,623
(1) We have corrected our non-GAAP measures for the three months ended March 31, 2023 to conform with our current presentation of Acquisition and divestiture costs. The correction increased previously reported non-GAAP measures with Acquisition and divestiture cost add-backs by $0.8 million.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP ADJUSTED OPERATING LOSS
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2024	2023
OPERATING LOSS	$(10,128)	$(13,605)

ADJUSTMENTS TO OPERATING LOSS
Inventory reserve costs	—	—
Acquisition and divestiture costs(1)	237	833
Intangible asset amortization	914	1,459
(Gain) loss on disposal of assets	(75)	9
Change in fair value of contingent consideration	—	720
ADJUSTED OPERATING LOSS	$(9,052)	$(10,584)
(1) We have corrected our non-GAAP measures for the three months ended March 31, 2023 to conform with our current presentation of Acquisition and divestiture costs. The correction increased previously reported non-GAAP measures with Acquisition and divestiture cost add-backs by $0.8 million.

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2024	2023
NET LOSS	$(10,221)	$(13,714)

ADJUSTMENTS TO NET LOSS
Inventory reserve costs	—	—
Acquisition and divestiture costs(1)	237	833
Intangible asset amortization	914	1,459
(Gain) loss on disposal of assets	(75)	9
Change in fair value of contingent consideration	—	720
Income tax expense	131	92
ADJUSTED NET LOSS	$(9,014)	$(10,601)
(1) We have corrected our non-GAAP measures for the three months ended March 31, 2023 to conform with our current presentation of Acquisition and divestiture costs. The correction increased previously reported non-GAAP measures with Acquisition and divestiture cost add-backs by $0.8 million.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2024	2023
NET LOSS	$(10,221)	$(13,714)

ADJUSTMENTS:
Interest expense, net	207	411
Income tax expense	131	92
Depreciation	1,434	1,731
Intangible asset amortization	914	1,459
EBITDA	$(7,535)	$(10,021)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	6,183	7,363
Acquisition and divestiture costs(1)	237	833
(Gain) loss on disposal of assets	(75)	9
Change in fair value of contingent consideration	—	720
ADJUSTED EBITDA	$(1,190)	$(1,096)
(1) We have corrected our non-GAAP measures for the three months ended March 31, 2023 to conform with our current presentation of Acquisition and divestiture costs. The correction increased previously reported non-GAAP measures with Acquisition and divestiture cost add-backs by $0.8 million.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com

BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP ADJUSTED GROSS MARGIN EXCLUDING GLOBAL COOLING)
(Unaudited, amounts in thousands)

March 31,
(In thousands)	2024
Total revenue	$31,727
Less: Total revenue of Global Cooling	(4,948)
Revenue as adjusted for Global Cooling	$26,779

Cost of revenue excluding Global Cooling	(12,566)
COGS intangible asset amortization excluding Global Cooling	(582)
GROSS PROFIT AS ADJUSTED FOR GLOBAL COOLING	13,631
GROSS MARGIN AS ADJUSTED FOR GLOBAL COOLING	51%

ADJUSTMENTS TO GROSS PROFIT EXCLUDING GLOBAL COOLING:
Inventory reserve costs	—
(Gain) loss on disposal of assets	(24)
Intangible asset amortization	582
ADJUSTED GROSS PROFIT EXCLUDING GLOBAL COOLING	$14,189
ADJUSTED GROSS MARGIN EXCLUDING GLOBAL COOLING	53%

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | BioLifeSolutions.com
BIOLIFE SOLUTIONS, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA EXCLUDING GLOBAL COOLING
(Unaudited, amounts in thousands)

March 31,
(In thousands)	2024
NET LOSS	$(10,221)
Less: Net loss from Global Cooling, net	(5,768)
NET LOSS AS ADJUSTED FOR GLOBAL COOLING	(4,453)

ADJUSTMENTS EXCLUDING GLOBAL COOLING:
Interest expense	168
Income tax expense (benefit)	121
Depreciation	1,434
Intangible asset amortization	914
EBITDA Excluding Global Cooling	(1,816)

OTHER ADJUSTMENTS EXCLUDING GLOBAL COOLING:
Share-based compensation (non-cash)	5,237
Acquisition and divestiture costs	237
Severance costs	—
(Gain) loss on disposal of assets	(75)
Change in fair value of contingent consideration	—
Inventory reserve costs	—
ADJUSTED EBITDA Excluding Global Cooling	$3,583
% of Revenue	13%

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